Exhibit 99.1

Luna Innovations Reports Strong Third-Quarter 2019 Results

Raises 2019 Outlook

Highlights

•	Total revenues of $18.4 million for the three months ended September 30, 2019, up 72% compared to the three months ended September 30, 2018

•	Products and licensing revenues of $11.9 million for the three months ended September 30, 2019, up 122% compared to the three months ended September 30, 2018

•
Net income from continuing operations of $1.2 million, or $0.04 per fully diluted share, for the three months ended September 30, 2019, compared to $1.3 million, or $0.04 per fully diluted share, for the prior-year period

•	Adjusted EBITDA improved to $2.9 million for the three months ended September 30, 2019, compared to $0.9 million for the three months ended September 30, 2018

•	Raising 2019 outlook

(ROANOKE, VA, November 5, 2019) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three and nine months ended September 30, 2019.

“This was truly a quarter of noteworthy accomplishments, including continued margin expansion and reporting our eighth consecutive quarter of double-digit, year-over-year growth in revenues,” said Scott Graeff, President and Chief Executive Officer of Luna. “Given the strength of our year-to-date financial results and the visibility we have into the end of this fiscal year, we are again raising our 2019 outlook. We expect total revenues to be between $69 million to $70 million, and adjusted EBITDA to be between $8.2 million to $8.6 million.”

Graeff continued, “In addition, with Carilion’s conversion of their preferred shares to common, and the associated termination of preferred dividends, we significantly improved and simplified our capital structure. We also initiated and completed a $2 million stock buyback program. As a company, we will continue to focus on the execution of our strategic plan and initiatives that we believe will lead to substantial profitable growth.”

Third-Quarter Fiscal 2019 Financial Summary
Financial results for the three months ended September 30, 2019 continue the strong momentum from the beginning of the fiscal year. These results include a full quarter of the businesses of both Micron Optics, Inc. ("MOI"), acquired in October 2018, and General Photonics Corporation ("GP"), acquired in March 2019. Revenue and expenses related to Luna's optoelectronics business, as well as the gain recognized on the sale of that business in July 2018, are classified as discontinued operations in Luna's results of operations for the three months ended September 30, 2018. Accordingly, net income for the third quarter of 2018 was significantly higher due to the inclusion of $7.6 million of income from discontinued operations. The third-quarter fiscal 2019 will be the last quarter in which discontinued operations comparisons related to Luna’s optoelectronic business and the gain related to the sale of that business will be relevant.

Highlights of the financial results for the three months ended September 30, 2019 are:

	Three Months Ended September 30,
	2019	2018	Change
Revenues:
Products and licensing	$11,926,178	$5,371,165	122%
Technology development	6,494,832	5,315,861	22%
Total revenues	18,421,010	10,687,026	72%

Gross profit	9,285,174	4,688,611	98%
Gross margin	50.4%	43.9%

Operating expense	7,801,173	4,107,114	90%
Operating income	1,484,001	581,497	155%

Other income and income taxes	(253,749)	711,279

Net income from continuing operations	$1,230,252	$1,292,776	(5)%
Diluted weighted average shares outstanding	32,115,847	33,055,881

Net income per share from continuing operations (diluted)	$0.04	$0.04	--%

Adjusted EBITDA	$2,883,429	$935,302	204%
A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.

Products and licensing revenue for the three months ended September 30, 2019 increased compared to the prior year period, due to the inclusion of the incremental revenues associated with the acquired operations of MOI and GP, as well as increased revenues associated with Luna’s communications test products and Luna’s other legacy products. Technology development revenues increased for the three months ended September 30, 2019, compared to the prior-year period due to growth in various government research programs.

The increase in operating expenses was due primarily to an increase in expenses associated with the acquired operations of MOI and GP. Pre-tax income from continuing operations increased to $1.6 million for the three months ended September 30, 2019, compared to $0.7 million for the prior year fiscal quarter, driven primarily by revenue performance and prudent expense management.

Net income from continuing operations was $1.2 million, or $0.04 per fully diluted share, for the three months ended September 30, 2019, compared to $1.3 million, or $0.04, for the prior-year period. Net income attributable to common stockholders for the three months ended September 30, 2019, was $1.1 million, or $0.03 per fully diluted share, compared to net income attributable to common stockholders of $8.8 million, or $0.27 per fully diluted share, for the three months ended September 30, 2018. The decrease in net income attributable to common stockholders was driven by $7.6 million, or $0.23 per share, in income from discontinued operations recognized in the third quarter of 2018. Net income attributable to common stockholders for the three months ended September 30, 2019, also included $0.7 million of non-cash expenses for share-based compensation and amortization of intangible assets associated with the acquisitions of MOI and GP.

Adjusted EBITDA was $2.9 million for the three months ended September 30, 2019, compared to $0.9 million for the three months ended September 30, 2018. The growth was driven by revenue growth from both Luna’s legacy business and the MOI and GP acquisitions, and prudent expense management.

Nine Months Year-to-Date Fiscal 2019 Financial Summary
Highlights of the financial results for the nine months ended September 30, 2019 are:

	Nine Months Ended September 30,
	2019	2018	Change
Revenues:
Products and licensing	$31,459,323	$13,960,003	125%
Technology development	19,576,574	15,418,919	27%
Total revenues	51,035,897	29,378,922	74%

Gross profit	24,803,780	12,865,624	93%
Gross margin	48.6%	43.8%

Operating expense	23,205,283	12,411,561	87%
Operating income	1,598,497	454,063

Other income and income taxes	1,597,925	906,096

Net income from continuing operations	$3,196,422	$1,360,159	135%

Diluted weighted average shares outstanding	31,768,575	32,721,860

Net income per share from continuing operations (diluted)	$0.10	$0.04	150%

Adjusted EBITDA	$6,235,310	$1,507,294	314%
A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.

2019 Full-Year Outlook:
Luna also is raising its 2019 outlook:

•	Total revenues in the range of $69 million to $70 million for full fiscal 2019, up from $66 million to $69 million; and

•	Adjusted EBITDA in the range of $8.2 million to $8.6 million for full fiscal 2019, up from $7.2 million to $7.6 million.

Luna is not providing an outlook for net income, which is the most directly comparable generally accepted accounting principles ("GAAP") measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by GAAP. Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three and nine months ended September 30, 2019. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 8784037. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2019 financial results and outlook, the strength and improvement in capital structure and the solidity of its balance sheet and cash flows, and growth potential. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2019, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Products and licensing	$11,926,178	$5,371,165	$31,459,323	$13,960,003
Technology development	6,494,832	5,315,861	19,576,574	15,418,919
Total revenues	18,421,010	10,687,026	51,035,897	29,378,922
Cost of revenues:
Products and licensing	4,561,801	2,079,749	12,357,961	5,381,333
Technology development	4,574,035	3,918,666	13,874,156	11,131,965
Total cost of revenues	9,135,836	5,998,415	26,232,117	16,513,298
Gross profit	9,285,174	4,688,611	24,803,780	12,865,624
Operating expense:
Selling, general and administrative	5,753,649	3,233,485	17,964,524	9,898,064
Research, development and engineering	2,047,524	873,629	5,240,759	2,513,497
Total operating expense	7,801,173	4,107,114	23,205,283	12,411,561
Operating income	1,484,001	581,497	1,598,497	454,063
Other income/(expense):
Investment income	72,728	171,896	324,139	350,976
Other income/(expense)	278	8,319	(4,459)	(16,001)
Interest expense	(2,032)	(28,029)	(14,806)	(103,208)
Total other income	70,974	152,186	304,874	231,767
Income from continuing operations before income taxes	1,554,975	733,683	1,903,371	685,830
Income tax expense/(benefit)	324,723	(559,093)	(1,293,051)	(674,329)
Net income from continuing operations	1,230,252	1,292,776	3,196,422	1,360,159
(Loss)/income from discontinued operations, net of income tax of $216,813 and $235,312 for the three and nine months ended September 30, 2018, respectively	—	(56,418)	—	1,132,436
Gain on sale, net of income taxes of $1,866,232 and $1,508,373 for the three and nine months ended September 30, 2018, respectively	—	7,612,044	—	7,571,810
Net income from discontinued operations	—	7,555,626	—	8,704,246
Net income	1,230,252	8,848,402	3,196,422	10,064,405
Preferred stock dividend	112,846	63,235	285,450	190,895
Net income attributable to common stockholders	$1,117,406	$8,785,167	$2,910,972	$9,873,510
Net income per share from continuing operations:
Basic	$0.04	$0.05	$0.11	$0.05
Diluted	$0.04	$0.04	$0.10	$0.04
Net income per share from discontinued operations:
Basic	$—	$0.27	$—	$0.32
Diluted	$—	$0.23	$—	$0.27
Net income per share attributable to common stockholders:
Basic	$0.04	$0.31	$0.10	$0.36
Diluted	$0.03	$0.27	$0.09	$0.30
Weighted average common shares and common equivalent shares outstanding:
Basic	28,291,297	27,901,631	28,193,330	27,547,955
Diluted	32,115,847	33,055,881	31,768,575	32,721,860

Luna Innovations Incorporated
Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,414,272	$42,460,267
Accounts receivable, net	16,796,252	13,037,068
Receivable from sale of HSOR business	2,500,941	2,500,000
Contract assets	3,441,771	2,422,495
Inventory	9,644,864	6,873,742
Prepaid expenses and other current assets	1,119,622	935,185
Total current assets	54,917,722	68,228,757
Long-term contract assets	423,830	336,820
Property and equipment, net	3,626,833	3,627,886
Intangible assets, net	10,570,347	3,302,270
Goodwill	10,345,250	101,008
Other assets	3,003,813	1,995
Total assets	$82,887,795	$75,598,736
Liabilities and stockholders’ equity
Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$—	$619,315
Current portion of capital lease obligations	—	40,586
Accounts payable	2,636,783	2,395,984
Accrued liabilities	9,694,722	6,597,458
Contract liabilities	3,389,417	2,486,111
Total current liabilities	15,720,922	12,139,454
Long-term deferred rent	—	1,035,974
Other long-term liabilities	2,257,958	—
Long-term capital lease obligations	—	68,978
Total liabilities	17,978,880	13,244,406
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, 0 and 1,321,514 issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 31,798,062 and 29,209,506 shares issued, 30,158,271 and 27,956,401 shares outstanding at September 30, 2019 and December 31, 2018, respectively	31,998	30,120
Treasury stock at cost, 1,639,791 and 1,253,105 shares at September 30, 2019 and December 31, 2018, respectively	(4,337,107)	(2,116,640)
Additional paid-in capital	87,608,274	85,744,750
Accumulated deficit	(18,394,250)	(21,305,222)
Total stockholders’ equity	64,908,915	62,354,330
Total liabilities and stockholders’ equity	$82,887,795	$75,598,736

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2019	2018
	(unaudited)
Cash flows provided by/(used in) operating activities
Net income	$3,196,422	$10,064,405
Adjustments to reconcile net income to net cash provided by/(used in) operating activities
Depreciation and amortization	1,834,594	898,215
Share-based compensation	1,140,202	345,582
Bad debt expense	—	6,000
Gain on disposal of fixed assets	—	(1,000)
Gain on sale of discontinued operations, net of tax	—	(7,571,810)
Tax benefit from release of valuation allowance	(1,889,266)	—
Change in assets and liabilities
Accounts receivable	(2,238,234)	(4,056,716)
Contract assets	(1,106,286)	(957,012)
Inventory	(73,122)	(992,075)
Other current assets	(74,321)	482,155
Other long term assets	(338,347)	—
Accounts payable and accrued expenses	(113,414)	243,965
Contract liabilities	746,732	(1,906,117)
Net cash provided by/(used in) operating activities	1,084,960	(3,444,408)
Cash flows (used in)/provided by investing activities
Acquisition of property and equipment	(500,562)	(272,039)
Intangible property costs	(192,203)	(277,068)
Acquisition of General Photonics Corporation	(19,004,250)	—
Proceeds from sale of property and equipment	—	1,000
Proceeds from sales of discontinued operations	—	14,775,541
Net cash (used in)/provided by investing activities	(19,697,015)	14,227,434
Cash flows used in financing activities
Payments on finance lease obligations	(26,901)	(33,064)
Payments of debt obligations	(625,000)	(1,375,000)
Repurchase of common stock	(2,220,467)	(466,894)
Proceeds from the exercise of options and warrants	438,428	1,255,118
Net cash used in financing activities	(2,433,940)	(619,840)
Net (decrease)/increase in cash and cash equivalents	(21,045,995)	10,163,186
Cash and cash equivalents-beginning of period	42,460,267	36,981,533
Cash and cash equivalents-end of period	$21,414,272	$47,144,719

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Net income	$1,230,252	$8,848,402	$3,196,422	$10,064,405
Less income from discontinued operations, net of income tax	—	7,555,626	—	8,704,246
Net income from continuing operations	1,230,252	1,292,776	3,196,422	1,360,159
Interest expense	2,032	28,029	14,806	103,208
Investment income	(72,728)	(171,896)	(324,139)	(350,976)
Tax expense/(benefit)	324,723	(559,093)	(1,293,051)	(674,329)
Depreciation and amortization	668,985	212,054	1,834,594	723,650
EBITDA	2,153,264	801,870	3,428,632	1,161,712
Share-based compensation	419,553	133,432	1,140,202	345,582
Non-recurring charges (1)	—	—	941,716	—
Amortization of inventory step-up	310,612	—	724,760	—
Adjusted EBITDA	$2,883,429	$935,302	$6,235,310	$1,507,294

(1) Non-recurring charges consist of transaction-related expenses incurred during the nine months ended September 30, 2019, related to the acquisition of General Photonics.
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